UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 21, 2013 (March 19, 2013)

HOLLYFRONTIER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2828 N. Harwood, Suite 1300 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 871-3555
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.

On March 19, 2013, HollyFrontier Corporation (the “Company”) and certain subsidiaries of the Company, as borrowers, Union Bank, N.A., as administrative agent (the “Agent”), and each of the financial institutions party thereto as lenders, entered into that certain Second Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement (the “Amendment”), which amended certain terms of the Credit Agreement, dated as of July 1, 2011 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) and that certain Guarantee and Collateral Agreement, dated as of July 1, 2011, by and among the Company, certain subsidiaries of the Company, and the Agent. The Amendment, among other things, (i) amends the reporting requirements under the Credit Agreement and (ii) adds language related to recent regulations under the Dodd–Frank Wall Street Reform and Consumer Protection Act.

The description of the Amendment herein is qualified by reference to the copy of the Amendment filed as Exhibit 10.1 to this report, which is incorporated by reference into this report in its entirety.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits

10.1
Second Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement dated as of March 19, 2013 by and among HollyFrontier Corporation and certain subsidiaries of HollyFrontier Corporation, as borrowers, Union Bank, N.A., as administrative agent, and each of the financial institutions party thereto as lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION
By: /s/ Douglas S. Aron Name: Douglas S. Aron Title: Executive Vice President and Chief Financial Officer

Date: March 21, 2013

EXHIBIT INDEX

10.1
Second Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement dated as of March 19, 2013 by and among HollyFrontier Corporation and certain subsidiaries of HollyFrontier Corporation, as borrowers, Union Bank, N.A., as administrative agent, and each of the financial institutions party thereto as lenders.